Exhibit 5.2

                [Letterhead of Cadwalader, Wickersham & Taft LLP]

                                 August 21, 2006


Synthetic Fixed-Income Securities, Inc.
One Wachovia Center
301 S. Tryon St.
Charlotte, North Carolina 28288

            Re:   Synthetic Fixed-Income Securities, Inc.
            Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to Synthetic Fixed-Income Securities, Inc. (the "Depositor") in connection with the Depositor's Post-Effective Amendment No. 1 (the "Amendment") being filed today with the Securities and Exchange Commission (the "Commission") to the Registration Statement on Form S-3, Registration No. 333- 131889 (the "Registration Statement"), previously filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus included in the Registration Statement describes trust certificates (the "Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Depositor under and pursuant to the conditions of a trust agreement (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Amendment; (2) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the forms previously filed with the Commission; (3) the form of Agreement previously filed with the Commission; and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the

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extent expressly referred to in this letter, the federal laws of the United
States of America. We express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

            Based on and subject to the foregoing, we are of the opinion that:

            1. When the Securities of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Agreement for such Series, if such Securities are issued in the form of certificates, such Securities will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Agreement, and if such Securities are issued in the form of notes, such notes will be binding obligations of the trust formed to issue the notes, enforceable against the trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            2. The descriptions of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement accurately describe the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Securities for which we act as counsel to the Depositor to the reference to this firm under the headings "Legal Opinions" and "Material Federal Income Tax Consequences" in the Prospectus and under the heading "Material Federal Income Tax Consequences" in each related Prospectus Supplement for such Series. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                      /s/ Cadwalader Wickersham & Taft LLP


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